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As filed with the Securities and Exchange Commission on December 18, 2003

Registration No. 333-40688

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

OFFICEMAX, INC.
(Exact name of registrant as specified in its charter)

Ohio	34-1573735
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3605 Warrensville Center Road Shaker Heights, Ohio 44122 (Address of Principal Executive Offices)

OFFICEMAX INC. AMENDED AND RESTATED EQUITY-BASED AWARD PLAN OFFICEMAX, INC. YEAR 2000 EQUITY INCENTIVE PLAN (Full title of plans)

John W. Holleran
OfficeMax, Inc.
3605 Warrensville Center Road
Shaker Heights, Ohio 44122
(216) 471-6900
(Name, address and telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

        Pursuant to Rule 478 under the Securities Act of 1933, as amended, OfficeMax, Inc. ("OfficeMax") hereby withdraws from registration under OfficeMax's Registration Statement on Form S-8 (File No. 333-40688), any and all common shares of OfficeMax registered hereunder which have not been issued or sold. The OfficeMax Inc. Amended and Restated Equity-Based Award Plan and the OfficeMax Inc. Year 2000 Equity Incentive Plan, pursuant to which the common shares would have been issued, have either expired by their terms or terminated and no additional shares may be issued or sold under such plans.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, OfficeMax, Inc. certifies that it has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-40688) to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shaker Heights, state of Ohio, on December 18, 2003.

OFFICEMAX, INC.
By:	/s/ GARY J. PETERSON Gary J. Peterson President and Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-40688) has been signed by the following persons in the capacities indicated on December 18, 2003.

Signatures	Title

/s/ GARY J. PETERSON Gary J. Peterson	President and Chief Operating Officer (principal executive officer)
/s/ PHILLIP P. DEPAUL Phillip P. DePaul	Senior Vice President, Controller (principal financial officer)
/s/ PHILLIP P. DEPAUL Phillip P. DePaul	Senior Vice President, Controller (principal accounting officer)
/s/ JOHN W. HOLLERAN John W. Holleran	Director

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SIGNATURES